                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, 1996 Employee Stock Purchase Plan, and Non-Plan Stock Options of TriTeal Corporation of our report dated June 13, 1996, with respect to the consolidated financial statements of TriTeal Corporation included in its Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

         San Diego, California
         October 10, 1996